Exhibit 99.1

Grocery Outlet Announces Board Refreshment
Adds Two New Independent Directors with Relevant Expertise to Support Next Chapter of Growth
Two Long-serving Directors to Retire in August
Emeryville, CA – June 26, 2025 – Grocery Outlet Holding Corp. (NASDAQ: GO) ("Grocery Outlet," the "Company," "we" or "our") announced the appointments of Michael Kobayashi and Lawrence “Chip” Molloy to its Board of Directors, effective today, as part of the Company’s Board refreshment and leadership transition efforts, which are designed to drive the Company’s next chapter of growth and enhanced profitability. Messrs. Kobayashi and Molloy will both also serve on the Board’s Audit and Risk Committee. Messrs. Kobayashi and Molloy were selected to join the Board following a national search conducted with the assistance of a leading independent search firm. The Company also announced that directors Kenneth Alterman and Thomas Herman have each informed the Board of their plan to retire effective August 7, 2025, after the Company’s next regularly scheduled quarterly Board meeting. With the new director appointments, the Company’s Board has been increased from 10 to 12 directors, and upon the retirement of Messrs. Alterman and Herman, the Board will be reduced to 10 directors, eight of whom are independent.
“The changes to our Board that we are announcing today reflect our commitment to periodic board refreshment and our continued focus on executing our growth plan and enhancing shareholder value,” said Eric Lindberg, Chairman of Grocery Outlet’s Board of Directors. “Mike Kobayashi’s decades of leadership experience in the retail industry, particularly in driving operational excellence and leading large-scale technology transformations, bring valuable perspective as we continue to unlock the full value of our recent systems integration. Chip Molloy’s proven financial leadership experience at highly regarded growth-oriented retailers will complement efforts to sharpen our focus on further driving strong investment returns and greater profitability. I also want to take the opportunity to thank our retiring Board members, Ken Alterman and Tom Herman, for their many years of extraordinary service and dedication to our Board and Grocery Outlet. Their contributions have shaped Grocery Outlet into the resonant brand that it is today and set the business on a path to deliver sustainable, profitable growth in the years to come.”
Michael Kobayashi
Mike Kobayashi brings over 20 years of executive leadership in retail technology, supply chain, and store operations, most notably with Ross Stores, Inc., a public company discount retailer. He currently serves as an advisor to Ross Stores, following key leadership roles including President and Chief Capability Officer, President of Operations and Technology, and Group Executive Vice President of Supply Chain, Allocation, Merchant Operations, and Technology. In these roles, Mr. Kobayashi led significant growth initiatives while also strengthening the company’s supply chain infrastructure, information systems, and data capabilities. He began his career at Accenture plc, a global professional services company, where he was a Partner from 2000 to 2004. Mr. Kobayashi holds a Bachelor of Science in Managerial Economics from the University of California, Davis.
Lawrence “Chip” Molloy
Lawrence “Chip” Molloy brings significant financial and retail leadership expertise, most recently as the Chief Financial Officer of Sprouts Farmers Market, Inc. He previously served as Interim Chief Executive Officer at Torrid Holdings Inc., as Chief Financial Officer of Under Armour, Inc., and as Chief Financial Officer of PetSmart LLC, where he was named Institutional Investor’s CFO of the Year for Specialty Retail in 2011. Mr. Molloy also has substantial board leadership experience, having served on six public company boards since

2013 and as Chair of the Audit Committee for each board. Mr. Molloy currently serves on the boards of Sally Beauty Holdings, Inc., Pet Valu Holdings Ltd., and BRC Inc. (Black Rifle Coffee Company). He previously served on the board of Sprouts Farmers Market, Inc. for nearly ten years and also served on the boards of Party City Holdings Inc. and Wingstop Inc. Prior to his business career, Mr. Molloy served as a U.S. Navy fighter pilot for 10 years, retiring from the Naval Reserve with the rank of Commander. He holds a Master of Business Administration from the University of Virginia and a Bachelor of Science in Computer Science from the United States Naval Academy.
About Grocery Outlet
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold primarily through a network of independently operated stores. Grocery Outlet and its subsidiaries have more than 540 stores in California, Washington, Oregon, Pennsylvania, Tennessee, Idaho, Maryland, Nevada, North Carolina, New Jersey, Ohio, Georgia, Alabama, Delaware, Kentucky and Virginia.
Forward-Looking Statements
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release other than statements of historical fact, including the expected leadership and strategic fit of the Company’s newly appointed members of its Board of Directors and achievement of greater growth or profitability, may constitute forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “project,” “seek,” “will,” and similar expressions, are intended to identify such forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied by any forward-looking statements, including: the availability and supply of opportunistic products and other trending products at attractive pricing; our ability to grow comparable store sales; risks related to new store growth and remodeled stores; inflation and other supply pricing impacts; the success of our brand and product marketing; failure to maintain our supply and distribution networks; risks to cash flows and liquidity; evolving retail competition, including online; catastrophic events and other factors discussed under “Risk Factors” in the Company’s most recent annual report on Form 10-K and in other subsequent reports the Company files with the United States Securities and Exchange Commission (the “SEC”). The Company’s periodic filings are accessible on the SEC’s website at www.sec.gov.
Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, and our expectations based on third-party information and projections are from sources that management believes to be reputable, the Company cannot guarantee that future results, levels of activity, performance or achievements. These forward-looking statements are made as of the date of this release or as of the date specified herein and the Company has based these forward-looking statements on current expectations and projections about future events and trends. Except as required by law, the Company does not undertake any duty to update any of these forward-looking statements after the date of this news release or to conform these statements to actual results or revised expectations.

INVESTOR RELATIONS CONTACTS:
Grocery Outlet Investor Relations
(510) 244-3703
Investor.Relations@groceryoutlet.com
Ron Clark
(646) 776-0886
ron@ellipsista.com
MEDIA CONTACT:
Layla Kasha
(510) 379-2176
lkasha@cfgo.com

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